Securities and Exchange Commission

                      Washington, DC  20549



                            Form 8-K

                         Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



  Date of Report March 28, 1997
(Date of earliest event reported)

           CE Casecnan Water and Energy Company, Inc.

     (Exact name of registrant as specified in its charter)

Republic of the Philippines               333-608           (not applicable)
(State or other jurisdiction            (Commission         (IRS Employer
of incorporation)                       File Number)        Identification No.)


6750 Ayala Avenue, 24th Floor, Makati, Metro Manila, Philippines
  (Address of principal executive offices)           (Zip Code)

                     Steven A. McArthur Esq.
           CE Casecnan Water and Energy Company, Inc.
                   c/o CalEnergy Company, Inc.
                302 South 36th Street, Suite 400
                         Omaha, NE 68131
                         (402) 341-4500

 (Name, address, including zip code, and phone number, including area code, of United States agent for service)

Registrant's Telephone Number, including area code:    (402) 341-4500

                             N/A

(Former name or former address, if changed since last report


Item 5.   Other Events.

     In its Form 8-K dated February 25, 1997, CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") reported that CE Casecnan had been recently advised that Hanbo Corporation and Hanbo Iron & Steel Company, Ltd. ("Hanbo Steel") had each filed to seek court receivership protection in South Korea but that Hanbo Engineering and Construction Co. Ltd. ("HECC") had not filed for receivership protection and was believed to be solvent. However, CE Casecnan has now been informed that HECC also has filed for receivership. The Casecnan project, which commenced in 1995, is currently being constructed pursuant to a fixed-price, date-certain, turnkey construction contract (the "Turnkey Construction Contract") on a joint and several basis by Hanbo Corporation and HECC, both of which are South Korean corporations. CE Casecnan has recently received confirmation from HECC that it intends to fully perform its obligations under the Turnkey Construction Contract and complete the Casecnan Project on schedule and within the budget. However, although HECC is currently performing the work, there can be no assurance that it will remain able to perform fully its obligations under the Turnkey Construction Contract.

     Hanbo Corporation and HECC (sometimes collectively referred to as the "Contractor") are under common ownership. The Contractor's obligations under the Turnkey Construction Contract are guaranteed by Hanbo Steel. In addition, the Contractor's obligations under the Turnkey Construction Contract are secured by an irrevocable standby letter of credit issued by Korea First Bank ("KFB") in the approximate amount of $118 million. The total cost of the Casecnan project, including development, construction, testing and startup, is estimated to be approximately $495 million.

     CE Casecnan is presently reviewing its rights, obligations and potential remedies in respect of the recent developments regarding the Contractor and is presently unable to speculate as to the ultimate effect of such developments on CE Casecnan.

     KFB has recently reconfirmed to CE Casecnan that it will honor its obligations under the Casecnan Project letter of credit and also has stated its support for the successful completion of the Casecnan project and has previously offered to extend a working capital facility to HECC. However, until a receiver for HECC is appointed, it is unclear whether such working capital facility can be utilized and whether there will be any constraints imposed on HECC's performance of the work. It is also noted that Moody's Investors Service recently issued a ratings downgrade of KFB's senior debt from Baa1 to Baa2.

     CE Casecnan financed a portion of the costs of the Casecnan Project through the issuance of $125,000,000 of its 11.45% Senior Secured Series A Notes due 2005 and $171,500,000 of its 11.95% Senior Secured Series B Bonds due 2010 and $75,000,000 of its Secured Floating Rate Notes due 2002, pursuant to an indenture dated as of November 27, 1995, as amended to date (the "Casecnan Indenture"). Although no default has yet occurred under the Casecnan Indenture as a result of the announced receivership of HECC, CE Casecnan will continue to closely monitor the Hanbo group and KFB developments and project construction status and develop appropriate contingency plans.

     If Contractor materially fails to perform its obligations under the Turnkey Construction Contract or if KFB were to fail to honor its obligations under the Casecnan letter of credit, such actions could have a material adverse effect on the Casecnan Project and CE Casecnan.


                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        CE  Casecnan Water and Energy  Company, Inc.



                         By:  \s\Douglas L. Anderson
                              Douglas L. Anderson
                              Assistant Vice President


Dated: March 28, 1997